Exhibit 99.1
News

For Release: Tuesday, July 23, 2024, at 6:30 a.m. ET

GM Releases 2024 Second-Quarter Results and Raises Full-Year Guidance

DETROIT – General Motors Co. (NYSE: GM) today reported second-quarter 2024 revenue of $48.0 billion, net income attributable to stockholders of $2.9 billion and EBIT-adjusted of $4.4 billion.

GM is also updating its 2024 full-year earnings guidance for the second consecutive quarter:

	Updated 2024 Guidance	Previous 2024 Guidance
Net income attributable to stockholders	$10.0 billion - $11.4 billion	$10.1 billion - $11.5 billion
EBIT-adjusted	$13.0 billion - $15.0 billion	$12.5 billion - $14.5 billion
Automotive operating cash flow	$19.2 billion - $22.2 billion	$18.3 billion - $21.3 billion
Adjusted automotive free cash flow	$9.5 billion - $11.5 billion	$8.5 billion - $10.5 billion
EPS-diluted	$8.93 - $9.93	$8.94 - $9.94
EPS-diluted-adjusted	$9.50 - $10.50	$9.00 - $10.00

GM's 2024 financial guidance includes anticipated capital spending of $10.5 billion - $11.5 billion, inclusive of investments in the company's battery cell manufacturing joint ventures.

Conference Call for Investors and Analysts

GM Chair and CEO Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Visit the GM Investor Relations website to download the company’s earnings deck and GM Chair and CEO Mary Barra’s letter to shareholders.

Results Overview

	Three Months Ended
($M) except per share amounts	June 30, 2024	June 30, 2023	Change	% Change
Revenue	$47,969	$44,746	$3,223	7.2%
Net income attributable to stockholders	$2,933	$2,566	$367	14.3%
EBIT-adjusted	$4,438	$3,234	$1,204	37.2%
Net income margin	6.1%	5.7%	0.4 ppts	7.0%
EBIT-adjusted margin	9.3%	7.2%	2.1 ppts	29.2%
Automotive operating cash flow	$7,713	$7,114	$599	8.4%
Adjusted automotive free cash flow	$5,297	$5,548	$(251)	(4.5)%
EPS-diluted(a)	$2.55	$1.83	$0.72	39.3%
EPS-diluted-adjusted(a)	$3.06	$1.91	$1.15	60.2%
GMNA EBIT-adjusted	$4,433	$3,194	$1,239	38.8%
GMNA EBIT-adjusted margin	10.9%	8.6%	2.3 ppts	26.7%
GMI EBIT-adjusted	$50	$236	$(186)	(78.8)%
China equity income (loss)	$(104)	$78	$(182)	n.m.
GM Financial EBT-adjusted	$822	$766	$56	7.3%
__________
(a)EPS-diluted and EPS-diluted-adjusted include a $(0.10) and $(0.03) impact from revaluation on equity investments in the three months ended June 30, 2024 and 2023.
(b)n.m. = not meaningful

	Six Months Ended
($M) except per share amounts	June 30, 2024	June 30, 2023	Change	% Change
Revenue	$90,983	$84,732	$6,251	7.4%
Net income attributable to stockholders	$5,913	$4,962	$951	19.2%
EBIT-adjusted	$8,310	$7,037	$1,273	18.1%
Net income margin	6.5%	5.9%	0.6 ppts	10.2%
EBIT-adjusted margin	9.1%	8.3%	0.8 ppts	9.6%
Automotive operating cash flow	$11,311	$9,346	$1,965	21.0%
Adjusted automotive free cash flow	$6,388	$5,415	$973	18.0%
EPS-diluted(a)	$5.10	$3.52	$1.58	44.9%
EPS-diluted-adjusted(a)	$5.68	$4.12	$1.56	37.9%
GMNA EBIT-adjusted	$8,273	$6,769	$1,504	22.2%
GMNA EBIT-adjusted margin	10.8%	9.7%	1.1 ppts	11.3%
GMI EBIT-adjusted	$40	$583	$(543)	(93.1)%
China equity income (loss)	$(210)	$161	$(371)	n.m.
GM Financial EBT-adjusted	$1,559	$1,537	$22	1.4%
__________
(a)EPS-diluted and EPS-diluted-adjusted include an $(0.11) impact from revaluation on equity investments in the six months ended June 30, 2024.
(b)n.m. = not meaningful

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which will power everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in safety services and connected vehicle technology, can be found at https://www.gm.com.

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CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Guidance Reconciliations
The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

	Year Ending December 31, 2024
	Updated	Previous
Net income attributable to stockholders	$ 10.0-11.4	$ 10.1-11.5
Income tax expense	2.2-2.8	2.2-2.8
Automotive interest (income) expense, net	(0.1)	0.1
Adjustments(a)	0.9	0.1
EBIT-adjusted	$ 13.0-15.0	$ 12.5-14.5
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2024
	Updated	Previous
Diluted earnings per common share	$ 8.93-9.93	$ 8.94-9.94
Adjustments(a)	0.57	0.06
EPS-diluted-adjusted	$ 9.50-10.50	$ 9.00-10.00
__________
(a)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2024
	Updated	Previous
Net automotive cash provided by operating activities	$ 19.2-22.2	$ 18.3-21.3
Less: Capital expenditures	10.0-11.0	10.0-11.0
Adjustments	0.3	0.2
Adjusted automotive free cash flow(a)	$ 9.5-11.5	$ 8.5-10.5
__________
(a)These expected financial results do not include the potential impact of future adjustments related to special items.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended June 30, 2024					Three Months Ended June 30, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$44,060	$25	$—	$(25)	$44,060	$41,254	$26	$—	$(26)	$41,254
GM Financial	—	—	3,918	(10)	3,908	—	—	3,498	(5)	3,493
Total net sales and revenue	44,060	25	3,918	(35)	47,969	41,254	26	3,498	(31)	44,746
Costs and expenses
Automotive and other cost of sales	37,592	1,023	—	—	38,615	36,059	574	—	(1)	36,632
GM Financial interest, operating and other expenses	—	—	3,109	—	3,109	—	—	2,768	—	2,768
Automotive and other selling, general and administrative expense	2,234	138	—	(1)	2,372	2,434	125	—	(1)	2,558
Total costs and expenses	39,827	1,161	3,109	(2)	44,096	38,493	698	2,768	(2)	41,958
Operating income (loss)	4,233	(1,136)	809	(33)	3,873	2,761	(673)	729	(29)	2,789
Automotive interest expense	206	112	—	(112)	206	226	8	—	(8)	226
Interest income and other non-operating income, net	133	6	—	(79)	60	308	29	—	21	358
Equity income (loss)	(97)	—	14	—	(84)	71	—	37	—	108
Income (loss) before income taxes	$4,063	$(1,242)	$822	$—	$3,643	$2,914	$(651)	$766	$—	$3,029
Income tax expense (benefit)					767					522
Net income (loss)					2,877					2,507
Net loss (income) attributable to noncontrolling interests					57					59
Net income (loss) attributable to stockholders					$2,933					$2,566

Net income (loss) attributable to common stockholders					$2,919					$2,540

	Six Months Ended June 30, 2024					Six Months Ended June 30, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$83,272	$51	$—	$(50)	$83,273	$77,900	$51	$—	$(51)	$77,900
GM Financial	—	—	7,730	(19)	7,710	—	—	6,841	(9)	6,832
Total net sales and revenue	83,272	51	7,730	(69)	90,983	77,900	51	6,841	(60)	84,732
Costs and expenses
Automotive and other cost of sales	71,189	1,422	—	(1)	72,611	67,775	1,105	—	(2)	68,879
GM Financial interest, operating and other expenses	—	—	6,215	(1)	6,215	—	—	5,381	(1)	5,380
Automotive and other selling, general and administrative expense	4,269	279	—	(1)	4,547	4,872	234	—	(1)	5,105
Total costs and expenses	75,459	1,701	6,215	(3)	83,372	72,647	1,340	5,381	(4)	79,364
Operating income (loss)	7,813	(1,650)	1,514	(66)	7,611	5,253	(1,289)	1,459	(56)	5,367
Automotive interest expense	425	128	—	(128)	425	460	10	—	(10)	460
Interest income and other non-operating income, net	406	18	—	(62)	362	661	60	—	46	767
Equity income (loss)	(234)	—	45	—	(189)	52	—	78	—	129
Income (loss) before income taxes	$7,561	$(1,761)	$1,559	$—	$7,359	$5,506	$(1,239)	$1,537	$—	$5,803
Income tax expense (benefit)					1,529					950
Net income (loss)					5,830					4,853
Net loss (income) attributable to noncontrolling interests					83					109
Net income (loss) attributable to stockholders					$5,913					$4,962

Net income (loss) attributable to common stockholders					$5,889					$4,908

__________
1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Basic earnings per share
Net income (loss) attributable to stockholders	$2,933	$2,566	$5,913	$4,962
Less: cumulative dividends on subsidiary preferred stock(a)	(15)	(27)	(24)	(53)
Net income (loss) attributable to common stockholders	$2,919	$2,540	$5,889	$4,908

Weighted-average common shares outstanding	1,136	1,385	1,145	1,390

Basic earnings per common share	$2.57	$1.83	$5.14	$3.53
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$2,919	$2,540	$5,889	$4,908

Weighted-average common shares outstanding – diluted	1,147	1,389	1,155	1,396

Diluted earnings per common share	$2.55	$1.83	$5.10	$3.52
Potentially dilutive securities(b)	4	24	4	24
__________
(a)Includes an insignificant amount in participating securities income from a subsidiary for the three and six months ended June 30, 2024.
(b)Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units (RSUs) at June 30, 2024 and outstanding stock options, RSUs and Performance Stock Units at June 30, 2023, were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	June 30, 2024					December 31, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$13,970	$1,098	$7,448	$—	$22,516	$12,228	$1,344	$5,282	$—	$18,853
Marketable debt securities	8,313	—	—	—	8,313	7,613	—	—	—	7,613
Accounts and notes receivable, net(a)	12,482	4	2,086	(1,166)	13,406	11,814	—	1,891	(1,327)	12,378
GM Financial receivables, net	—	—	43,023	(241)	42,783	—	—	39,246	(170)	39,076
Inventories	17,610	—	—	(5)	17,605	16,467	—	—	(6)	16,461
Other current assets	2,502	38	4,899	3	7,442	1,994	466	5,205	(428)	7,238
Total current assets	54,877	1,140	57,456	(1,409)	112,064	50,115	1,809	51,624	(1,931)	101,618
Non-current Assets
GM Financial receivables, net(c)	—	—	45,128	(381)	44,747	—	—	45,391	(348)	45,043
Equity in net assets of nonconsolidated affiliates	9,059	—	1,675	—	10,734	8,943	—	1,670	—	10,613
Property, net	50,964	69	113	—	51,145	50,104	93	124	—	50,321
Goodwill and intangible assets, net	2,717	714	1,346	—	4,778	2,793	715	1,354	—	4,862
Equipment on operating leases, net	—	—	30,345	—	30,345	—	—	30,582	—	30,582
Deferred income taxes	20,661	1,760	(1,333)	—	21,088	21,722	1,723	(1,106)	—	22,339
Other assets(b)	8,866	199	1,172	(2,182)	8,054	6,869	215	1,140	(538)	7,686
Total non-current assets	92,267	2,742	78,446	(2,563)	170,891	90,430	2,745	79,156	(886)	171,446
Total Assets	$147,144	$3,882	$135,902	$(3,972)	$282,956	$140,546	$4,555	$130,780	$(2,817)	$273,064
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$28,645	$121	$1,161	$(1,164)	$28,762	$27,846	$185	$1,136	$(1,054)	$28,114
Short-term debt and current portion of long-term debt
Automotive	1,146	2	—	(226)	922	591	272	—	(435)	428
GM Financial	—	—	37,176	—	37,176	—	—	38,540	—	38,540
Cruise	—	14	—	(14)	—	—	6	—	(6)	—
Accrued liabilities	22,234	332	5,941	(4)	28,503	21,468	590	5,741	(436)	27,364
Total current liabilities	52,025	469	44,279	(1,409)	95,363	49,906	1,053	45,417	(1,931)	94,445
Non-current Liabilities
Long-term debt
Automotive(b)	15,395	2,195	—	(2,182)	15,409	15,979	544	—	(538)	15,985
GM Financial	—	—	72,929	—	72,929	—	—	66,788	—	66,788
Cruise(c)	—	381	—	(381)	—	—	348	—	(348)	—
Postretirement benefits other than pensions	4,250	—	—	—	4,250	4,345	—	—	—	4,345
Pensions	6,163	—	8	—	6,171	6,673	—	8	—	6,680
Other liabilities	13,741	454	2,738	—	16,933	13,447	454	2,614	—	16,515
Total non-current liabilities	39,550	3,030	75,676	(2,563)	115,692	40,444	1,345	69,409	(886)	110,312
Total Liabilities	91,574	3,498	119,954	(3,972)	211,055	90,350	2,399	114,826	(2,817)	204,757
Noncontrolling interest - Cruise stock incentive awards	—	—	—	—	—	—	118	—	—	118
Equity
Common stock, $0.01 par value	11	—	—	—	11	12	—	—	—	12
Additional paid-in capital(d)	18,891	687	1,255	(1,231)	19,602	18,866	240	1,314	(1,290)	19,130
Retained earnings	45,248	(1,524)	16,082	1	59,807	39,579	(12)	15,823	1	55,391
Accumulated other comprehensive loss	(9,397)	(1)	(1,390)	—	(10,787)	(9,066)	1	(1,183)	—	(10,247)
Total stockholders’ equity	54,752	(838)	15,948	(1,229)	68,633	49,391	229	15,954	(1,289)	64,286
Noncontrolling interests(d)	817	1,221	—	1,229	3,267	805	1,809	—	1,289	3,903
Total Equity	55,570	383	15,948	—	71,900	50,196	2,038	15,954	—	68,189
Total Liabilities and Equity	$147,144	$3,882	$135,902	$(3,972)	$282,956	$140,546	$4,555	$130,780	$(2,817)	$273,064
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.6 billion due from Automotive; and Automotive accounts receivable of $0.6 billion primarily due from GM Financial and Cruise at June 30, 2024; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive and Automotive accounts receivable of $0.8 billion due from GM Financial and Cruise at December 31, 2023.
(b)Eliminations primarily related to convertible note issued by Cruise to Automotive and deferral agreement between Cruise and Automotive as regards to engineering, capital spending, restructuring and other costs incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive.
(c)Eliminations primarily related to intercompany loans due from Cruise to GM Financial.
(d)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Six Months Ended June 30, 2024					Six Months Ended June 30, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$6,051	$(1,366)	$1,145	$—	$5,830	$4,508	$(781)	$1,126	$—	$4,853
Depreciation and impairment of Equipment on operating leases, net	—	—	2,425	—	2,425	—	—	2,476	—	2,476
Depreciation, amortization and impairment charges on Property, net	3,221	617	20	—	3,859	3,236	15	20	—	3,270
Foreign currency remeasurement and transaction (gains) losses	(145)	—	(3)	—	(148)	144	—	4	—	148
Undistributed earnings of nonconsolidated affiliates, net	(55)	—	(45)	—	(101)	271	—	(78)	—	193
Pension contributions and OPEB payments	(430)	—	—	—	(430)	(458)	—	—	—	(458)
Pension and OPEB income, net	29	—	1	—	30	(42)	—	1	—	(41)
Provision (benefit) for deferred taxes	1,234	(396)	289	—	1,127	391	(458)	25	—	(42)
Change in other operating assets and liabilities(a)(c)	1,406	(145)	(617)	(4,107)	(3,464)	1,296	285	(163)	(1,140)	278
Net cash provided by (used in) operating activities	11,311	(1,291)	3,214	(4,107)	9,128	9,346	(940)	3,411	(1,140)	10,677
Cash flows from investing activities
Expenditures for property	(5,267)	(2)	(10)	(73)	(5,352)	(4,544)	(32)	(16)	(91)	(4,683)
Available-for-sale marketable securities, acquisitions	(2,232)	—	—	—	(2,232)	(2,354)	(374)	—	—	(2,727)
Available-for-sale marketable securities, liquidations	1,535	—	—	—	1,535	3,838	1,566	—	—	5,404
Purchases of finance receivables(a)	—	—	(20,016)	3,377	(16,639)	—	—	(18,189)	380	(17,810)
Principal collections and recoveries on finance receivables(a)	—	—	15,577	1	15,578	—	—	13,921	2	13,922
Purchases of leased vehicles	—	—	(7,489)	—	(7,489)	—	—	(6,834)	—	(6,834)
Proceeds from termination of leased vehicles	—	—	6,157	—	6,157	—	—	6,673	—	6,673
Other investing activities (b)	(1,693)	—	—	1,147	(546)	(1,031)	—	1	261	(770)
Net cash provided by (used in) investing activities	(7,656)	(2)	(5,781)	4,452	(8,987)	(4,091)	1,161	(4,445)	551	(6,824)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(2)	—	296	—	294	(4)	—	74	—	70
Proceeds from issuance of debt (original maturities greater than three months) (b)	20	960	29,350	(960)	29,370	10	97	26,224	(97)	26,235
Payments on debt (original maturities greater than three months)	(52)	(7)	(23,815)	(29)	(23,904)	(1,582)	(14)	(22,237)	21	(23,812)
Payment to purchase common stock	(1,346)	—	—	—	(1,346)	(869)	—	—	—	(869)
Issuance (redemption) of subsidiary stock(b)	—	255	—	(255)	—	—	235	—	(235)	—
Dividends paid(c)	(275)	—	(959)	900	(334)	(252)	—	(959)	900	(311)
Other financing activities	(14)	(163)	(112)	—	(288)	(243)	(136)	(91)	—	(470)
Net cash provided by (used in) financing activities	(1,668)	1,046	4,760	(345)	3,793	(2,938)	183	3,010	588	843
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(173)	—	(58)	—	(231)	46	—	62	—	108
Net increase (decrease) in cash, cash equivalents and restricted cash	1,814	(247)	2,135	—	3,702	2,363	404	2,038	—	4,805
Cash, cash equivalents and restricted cash at beginning of period	12,310	1,359	8,249	—	21,917	13,746	1,526	6,676	—	21,948
Cash, cash equivalents and restricted cash at end of period	$14,123	$1,112	$10,384	$—	$25,620	$16,109	$1,930	$8,715	$—	$26,753
__________
(a)Includes eliminations of $3.3 billion and $0.2 billion in the six months ended June 30, 2024 and 2023 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes eliminations of $0.9 billion convertible note issued by Cruise to Automotive in the six months ended June 30, 2024 and $0.3 billion and $0.2 billion of Automotive investment in Cruise in the six months ended June 30, 2024 and 2023.
(c)Eliminations include dividends issued by GM Financial to Automotive in the six months ended June 30, 2024 and 2023.

General Motors Company and Subsidiaries1
The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2024
Net sales and revenue	$40,725	$3,298	$37	$—	$44,060	$25	$3,918	$(35)	$47,969
Expenditures for property	$2,461	$74	$4	$—	$2,539	$(10)	$6	$35	$2,569
Depreciation and amortization	$1,515	$147	$20	$—	$1,682	$7	$1,192	$—	$2,880
Impairment charges	$—	$—	$—	$—	$—	$605	$—	$—	$605
Equity income (loss)(a)(b)	$330	$(103)	$—	$—	$227	$—	$14	$—	$240

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2023
Net sales and revenue	$37,220	$3,955	$79	$—	$41,254	$26	$3,498	$(31)	$44,746
Expenditures for property	$2,014	$114	$7	$—	$2,136	$15	$10	$90	$2,251
Depreciation and amortization	$1,531	$144	$5	$—	$1,680	$10	$1,245	$—	$2,936
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$31	$77	$—	$—	$108	$—	$37	$—	$145

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2024
Net sales and revenue	$76,824	$6,380	$68	$—	$83,272	$51	$7,730	$(69)	$90,983
Expenditures for property	$5,091	$167	$8	$—	$5,267	$2	$10	$73	$5,352
Depreciation and amortization	$2,924	$272	$25	$—	$3,221	$12	$2,445	$—	$5,678
Impairment charges	$—	$—	$—	$—	$—	$605	$—	$—	$605
Equity income (loss)(a)(b)	$457	$(211)	$—	$—	$245	$—	$45	$—	$291

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2023
Net sales and revenue	$70,108	$7,682	$110	$—	$77,900	$51	$6,841	$(60)	$84,732
Expenditures for property	$4,274	$262	$7	$—	$4,544	$32	$16	$91	$4,683
Depreciation and amortization	$2,959	$266	$10	$—	$3,235	$15	$2,496	$—	$5,746
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$(15)	$157	$—	$—	$142	$—	$78	$—	$220
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity loss of $104 million and $210 million in the three and six months ended June 30, 2024 and Automotive China JVs equity income of $78 million and $161 million in the three and six months ended June 30, 2023.
(b)Equity earnings related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles (EVs). Equity earnings related to Ultium Cells Holdings LLC were $324 million and $479 million in the three and six months ended June 30, 2024 and insignificant in the three and six months ended June 30, 2023.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these, and other measures, as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income attributable to stockholders(a)	$2,933	$2,566	$5,913	$4,962
Income tax expense (benefit)	767	522	1,529	950
Automotive interest expense	206	226	425	460
Automotive interest income	(229)	(251)	(414)	(479)
Adjustments
Cruise restructuring(b)	583	—	583	—
GMI plant wind down(c)	103	—	103	—
Buick dealer strategy(d)	75	246	171	345
Voluntary separation program(e)	—	—	—	875
GM Korea wage litigation(f)	—	(76)	—	(76)
Total adjustments	761	170	857	1,144
EBIT-adjusted	4,438	3,234	8,310	7,037
Operating segments
GM North America (GMNA)	4,433	3,194	8,273	6,769
GM International (GMI)	50	236	40	583
Cruise	(458)	(611)	(900)	(1,172)
GM Financial(g)	822	766	1,559	1,537
Total operating segments	4,847	3,585	8,971	7,717
Corporate and eliminations(h)	(409)	(351)	(662)	(680)
EBIT-adjusted	$4,438	$3,234	$8,310	$7,037
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to restructuring costs resulting from Cruise voluntarily pausing its driverless, supervised and manual AV operations in the U.S. and the indefinite delay of the Cruise Origin. The adjustments primarily consist of non-cash restructuring charges, supplier related charges and employee separation charges.
(c)These adjustments were excluded because they relate to the wind down of our manufacturing operations in Colombia and Ecuador.
(d)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(e)This adjustment was excluded because it relates to the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the U.S.
(f)This adjustment was excluded because it relates to the partial resolution of subcontractor matters in Korea.
(g)GM Financial amounts represent EBT-adjusted.
(h)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Six Months Ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,919	$2.55	$2,540	$1.83	$5,889	$5.10	$4,908	$3.52
Adjustments(a)	761	0.66	170	0.12	857	0.74	1,144	0.82
Tax effect on adjustments(b)	(170)	(0.15)	(60)	(0.04)	(194)	(0.17)	(299)	(0.21)
EPS-diluted-adjusted	$3,510	$3.06	$2,650	$1.91	$6,552	$5.68	$5,753	$4.12
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Six Months Ended
	June 30, 2024			June 30, 2023			June 30, 2024			June 30, 2023
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$3,643	$767	21.0%	$3,029	$522	17.2%	$7,359	$1,529	20.8%	$5,803	$950	16.4%
Adjustments(a)	828	170		170	60		924	194		1,144	299
ETR-adjusted	$4,471	$937	20.9%	$3,199	$582	18.2%	$8,283	$1,723	20.8%	$6,947	$1,249	18.0%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	June 30, 2024	June 30, 2023
Net income attributable to stockholders	$11.1	$10.3
Average equity(a)	$70.4	$70.5
ROE	15.7%	14.6%
__________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	June 30, 2024	June 30, 2023
EBIT-adjusted(a)	$13.6	$15.1
Average equity(b)	$70.4	$70.5
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.2	17.3
Add: Average automotive net pension & OPEB liability	9.3	8.0
Less: Average automotive and other net income tax asset	(22.1)	(20.7)
ROIC-adjusted average net assets	$73.8	$75.0
ROIC-adjusted	18.5%	20.2%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net automotive cash provided by operating activities	$7,713	$7,114	$11,311	$9,346
Less: Capital expenditures	(2,539)	(2,136)	(5,267)	(4,544)
Add: Buick dealer strategy	114	316	276	355
Add: Employee separation costs	—	253	58	258
Add: GMI plant wind down	9	—	9	—
Adjusted automotive free cash flow	$5,297	$5,548	$6,388	$5,415

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the six months ended June 30, 2024, 26.6% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GMNA	903	833	1,695	1,556
GMI	140	147	243	288
Total	1,043	979	1,938	1,844

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) certain vehicles used by dealers in their business. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by our dealers, distributors and joint ventures; commercially available data sources such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Six Months Ended
	June 30, 2024			June 30, 2023			June 30, 2024			June 30, 2023
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,195	696	16.6%	4,227	692	16.4%	8,048	1,290	16.0%	7,909	1,295	16.4%
Other	1,007	131	13.0%	921	113	12.3%	1,898	246	13.0%	1,714	217	12.6%
Total North America	5,202	827	15.9%	5,148	805	15.6%	9,946	1,537	15.5%	9,623	1,512	15.7%
Asia/Pacific, Middle East and Africa
China(a)	5,870	373	6.4%	6,149	526	8.6%	11,525	814	7.1%	11,251	988	8.8%
Other	5,107	121	2.4%	5,236	143	2.7%	10,645	233	2.2%	10,815	251	2.3%
Total Asia/Pacific, Middle East and Africa	10,977	493	4.5%	11,384	669	5.9%	22,170	1,047	4.7%	22,067	1,239	5.6%
South America
Brazil	629	84	13.4%	526	78	14.7%	1,143	141	12.3%	998	149	14.9%
Other	317	27	8.5%	344	31	8.9%	626	54	8.7%	726	65	9.0%
Total South America	946	111	11.7%	870	108	12.4%	1,769	195	11.0%	1,724	214	12.4%
Total in GM markets	17,125	1,432	8.4%	17,403	1,583	9.1%	33,885	2,779	8.2%	33,414	2,965	8.9%
Total Europe	4,353	1	—%	4,314	1	—%	8,721	1	—%	8,402	1	—%
Total Worldwide(b)	21,477	1,432	6.7%	21,717	1,583	7.3%	42,606	2,780	6.5%	41,816	2,966	7.1%
United States
Cars	780	53	6.8%	835	68	8.1%	1,489	103	6.9%	1,542	128	8.3%
Trucks	1,126	359	31.9%	1,132	342	30.2%	2,062	650	31.5%	2,128	639	30.0%
Crossovers	2,290	284	12.4%	2,260	283	12.5%	4,496	538	12.0%	4,239	528	12.5%
Total United States	4,195	696	16.6%	4,227	692	16.4%	8,048	1,290	16.0%	7,909	1,295	16.4%
China(a)
SGMS		120			240			275			413
SGMW		253			286			539			576
Total China	5,870	373	6.4%	6,149	526	8.6%	11,525	814	7.1%	11,251	988	8.8%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GMNA	179	196	320	373
GMI	98	118	166	208
Total fleet sales	277	314	486	581

Fleet sales as a percentage of total vehicle sales	19.3%	19.8%	17.5%	19.6%

North America capacity two-shift utilization	108.1%	102.7%	105.1%	99.3%